                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                January 8, 1998

                       ROBERTS PHARMACEUTICAL CORPORATION
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           (exact name of registrant as specified in its charter)

        NEW JERSEY              1-1-432                  22-2429994
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(State or other               (Commission          (IRS Employer
jurisdiction of               File Number)         Identification
incorporation                                      Number)


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey 07724
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         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  732-389-1182


                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey 07724

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         (Former name or former address, if changed from last report)

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                                      -2-

        Item 5. Other Events
                ------------

                Roberts Pharmaceutical Corporation announced today that it has submitted a regulatory application in the U.S. for approval to expand the current indication for Agrylin/TM/ (anagrelide hydrochloride) to include polycythemia vera, a chronic myeloproliferative disorder where an increase in blood platelets is present.

        In March 1997, the Company introduced and began marketing Agrylin/TM/ in the United States as it was one of the Company's first FDA cleared drugs. The current approved indication for Agrylin/TM/ is to treat essential thrombocythemia.

        Separately, a Product License Application has been filed with the Medicines Control Agency in the United Kingdom seeking approval to market ProAmatine/R/ (midodrine hydrochloride) for the treatment of orthostatic hypotension. The application was submitted by Monmouth Pharmaceuticals, Ltd., a wholly owned subsidiary of Roberts located in Guildford, England. ProAmatine/R/ is currently being marketed by Monmouth Pharmaceuticals, Ltd. in Ireland where it is sold under the name Midon/R/ for treatment of orthostatic hypotension.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ROBERTS PHARMACEUTICAL CORPORATION
                                        ----------------------------------
                                                  (Registrant)


Date:  January 8, 1998                  By: /s/ Anthony A. Rascio
                                            ------------------------------
                                            Anthony A. Rasio
                                            Vice President